UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2021

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Bell Avenue, Suite 301, Carnegie PA		15106
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 456-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	AP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 13, 2021, Ampco-Pittsburgh Corporation (the “Company”) held its annual meeting of shareholders. The following are the voting results for the proposals that were voted upon by the Company’s shareholders at that meeting:

1.	In the election of three directors for a term that expires in 2024:

	For	Withheld	Broker Non-Votes
Michael I. German	13,429,775	1,756,484	1,534,011
J. Brett McBrayer	13,675,527	1,510,732	1,534,011
Carl H. Pforzheimer, III	12,624,924	1,841,134	1,534,011

2.	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
13,333,318	352,940	1,259,931	1,534,011

3.	To approve the amendment and restatement of the Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan.

For	Against	Abstain	Broker Non-Votes
10,917,624	2,800,074	1,228,492	1,534,011

4.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for 2021:

For	Against	Abstain
15,224,530	36,801	1,218,872

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION
(Registrant)

Date	May 14, 2021
/s/ Melanie L. Sprowson
(Signature)*
Melanie L. Sprowson
Director of Investor Relations and Corporate Secretary

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